Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2006, in Amendment No. 6 to the Registration Statement (form SB-2/A No. 333-126091) and the related Prospectus of Cheetah Oil & Gas Ltd. for the registration of up to 2,565,429 shares of its common stock.

/s/ Ernst & Young LLP
Vancouver, Canada	Chartered Accountants

April 28, 2006